Exhibit 99.1

n e w s r e l e a s e	Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

FOR MORE INFORMATION CONTACT:

Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com Tom Noland Humana Corporate Communications (502) 580-3674 e-mail: Tnoland@humana.com

Humana Announces Agreement to Acquire a 40 Percent Minority Interest

in Kindred’s Homecare Business for Approximately $800 million through a

Joint Venture with an Entity Owned by TPG Capital and

Welsh, Carson, Anderson & Stowe

•	Provides Humana an ownership interest in the nation’s largest home health operator and complements Humana’s existing Humana At Home care coordination capabilities

•	Kindred’s homecare business has the broadest geographic coverage in its sector with approximately 65 percent overlap with Humana membership

•	Advances Humana’s integrated care delivery strategy to make it easier for members to engage in their health by providing care to seniors living with chronic conditions in their home, a member preferred lower cost setting

•	Minority ownership allows Kindred’s homecare business to continue to grow as an independent company while Humana provides capabilities to transform the home health model to a value-based care platform

•	Put/call structure provides Humana a path to full ownership of Kindred’s homecare business in three to five years with an exercise price determined, in part, by the achievement of certain clinical outcomes

•	Humana’s strategic and economic interest is exclusively in Kindred’s homecare business, enabling focus on driving business transformation and maximizing platform agility

LOUISVILLE, KY (December 19, 2017) – Humana Inc. (NYSE: HUM) today announced it has signed a definitive agreement to acquire a 40 percent minority interest in the Kindred at Home Division (Kindred at Home) of Kindred Healthcare, Inc. (NYSE: KND), the nation’s largest home health provider and second largest hospice operator, for estimated cash consideration of approximately $800 million, including Humana’s share of transaction and related expenses to facilitate a complete separation from the Long Term Acute Care and Rehabilitation businesses (the Specialty Hospital company). The transaction and related expenses include, among other costs, bond breakage fees, the extinguishment of certain legacy liabilities, the acceleration of certain stock awards, and advisory fees and expenses. The implied enterprise value of Kindred at Home is $3.15 billion before these expenses.

As announced today, TPG Capital (TPG) and Welsh, Carson, Anderson & Stowe (WCAS), two private equity funds (the Sponsors), along with Humana are jointly creating a consortium to purchase all of the outstanding and issued securities of Kindred Healthcare, Inc. Simultaneously with the closing of that transaction, TPG and WCAS will separate Kindred at Home from the Specialty Hospital company and form a joint venture with Humana to own Kindred at Home. Humana will own 40 percent of Kindred at Home, with the remaining 60 percent owned by a new entity owned by TPG and WCAS. Currently, nearly 40,000 caregivers serve approximately 130,000 patients daily in Kindred at Home with annual revenues of approximately $2.5 billion. Humana will have no economic interest in the Specialty Hospital company.

Humana believes that a key component of the next generation of its integrated care delivery model is the ability to provide care to consumers, including Humana members, in their home, meeting them where they want to be, in a preferred lower cost setting. This transaction will help Humana manage the chronic conditions of its members and others it serves and provide an additional avenue for the company to address activities of daily living, medication adherence and other health determinants, reinforcing its commitment to managing health holistically, not episodically.

“The acquisition of a minority interest in Kindred at Home, the largest home health company in the country with significant overlap with Humana membership, brings to us an experienced, well-respected home health provider with robust access to extensive clinical capabilities that will allow us to accelerate our strategy to more deeply integrate with our members’ lifestyles,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. “We are excited about the opportunity this acquisition provides to advance our vision for integrated care delivery, as we continue to deliver our Humana At Home capabilities while building a transformative platform for the future. We believe that care in the home is a vital element of improving the health of seniors living with chronic conditions, allowing them to receive services in the comfort of their home, with less time in more costly institutional settings.”

This transaction will provide the company with extensive geographic coverage, with approximately 65 percent overlap with Humana’s individual Medicare Advantage membership. In addition, the robust data sharing between Humana and Kindred at Home will yield improved analytics and predictive modeling, providing a transformative platform for the future to advance capabilities including remote monitoring, telehealth, and digital interactions with members and physicians. This technology, together with a collaborative advanced payment model, will arm clinicians with better information to close gaps in care and improve quality.

“The combination of Humana At Home’s pursuit of improving care for seniors living with chronic conditions, in concert with Kindred At Home’s care delivery, will allow these important capabilities to create more effective care in a compassionate way for our members,” said William Fleming, Humana’s President - Healthcare Services. “We look forward to transforming post-acute care through a value-based approach that will deliver improved clinical outcomes, ultimately lowering medical costs. We believe this work will lead to reduced hospitalizations, reduced emergency room visits, and allow physicians and clinicians to extend their care all the way to the patient’s home.”

The agreement with the Sponsors includes a put option under which they have the right to require Humana to purchase their interest in the joint venture starting at the end of year three and ending at the end of year four post close. Consideration upon exercise of the put option per the agreement would be valued at an exit multiple of 10.5 times the preceding twelve months earnings before interest, income taxes, depreciation and amortization, or EBITDA, subject to certain adjustments and other provisions customary for transactions of this nature. In addition, the multiple is subject to adjustment up to 11.5 times EBITDA based on the achievement of certain pre-defined value-based outcomes tied to clinical metrics. The 11.5 times EBITDA exit multiple is comparable to the valuation for Humana’s 40 percent interest. Finally, Humana has a call option under which it has the right to require the Sponsors to sell their interest in the joint venture to Humana beginning at the end of year four and ending at the end of year five post close for cash consideration using the same valuation methodology applicable to the previously discussed put option consideration.

David Causby, currently Executive Vice President and President of Kindred at Home, will serve as Chief Executive Officer of Kindred at Home. The governance structure of the joint venture will be customary for transactions of this nature, including protective rights for Humana, with Humana having heightened oversight over quality, clinical outcomes and compliance.

“We are pleased with our unique partnership with the Sponsors in Kindred at Home, which is aligned around value-based care with incentives designed to drive improved outcomes for the people we serve,” said Brian A. Kane, Humana’s Senior Vice President and Chief Financial Officer. “The transaction structure provides geographic and clinical scale at an attractive valuation in a capital efficient manner, minimizing our upfront capital outlay, limiting the distraction of an immediate outright acquisition, eliminating all exposure to non-core assets in the Specialty Hospital company, and providing us with a path to eventual control of the nation’s largest home health company in three to five years via a put and call option structure. Our sophisticated Sponsor partners will focus on driving growth in the fee-for-service business while together we concentrate on executing a transformation of the home health model to a value-based care platform in a lower risk setting without distraction from our core operations, benefiting both Humana and Kindred at Home over the long-term.”

These transactions, which are anticipated to close in the summer of 2018, are subject to customary state and federal regulatory approvals, including approval by the stockholders of Kindred and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, as well as other customary closing conditions. Humana expects to fund the transaction through the use of parent company cash and will account for its minority investment under the equity method. The company does not anticipate a material impact to earnings in 2017 from this pending transaction. Given that Humana’s previous financial commentary for the year ending December 31, 2018 contemplated capital deployment, it is not expected that this acquisition will materially change the outlook that was provided. Humana expects the transaction to be slightly accretive to earnings per diluted common share in 2019 and beyond.

Morgan Stanley & Co. LLC is acting as lead financial advisor to Humana and the Sponsors. JPMorgan Chase is also acting as lead financial advisor to the Sponsors. TripleTree, LLC is acting as strategic and financial advisor to Humana. Evercore provided a fairness opinion to the Board of Directors of Humana. Fried, Frank, Harris, Shriver & Jacobson LLP is acting as legal advisor to Humana.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•	If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•	If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives, state-based contract strategy, and its participation in the new health insurance exchanges, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•	Certain proposed transactions, including the divestiture of Humana’s subsidiary, KMG America Corporation, and the acquisition of a minority interest in Kindred Healthcare, Inc.’s Kindred at Home division by Humana, are subject to various closing conditions, including various regulatory approvals and customary closing conditions, as well as other uncertainties, and there can be no assurances as to whether and when these transactions may be completed.

•	If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, the company’s business may be materially adversely affected.

•	Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes relating to rate adjustments resulting from the Balanced Budget and Emergency Deficit Control Act of 1985, as amended, commonly referred to as “sequestration”; other provider contract disputes; and qui tam litigation brought by individuals on behalf of the government) and governmental and internal investigations, any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates.

•	The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative changes, including activities to repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative changes may occur cannot be predicted with certainty.

•	Humana’s continued participation in the federal and state health insurance exchanges, which entail uncertainties associated with mix, volume of business and the operation of premium stabilization programs that are subject to federal administrative action, could adversely affect the company’s results of operations, financial position and cash flows.

•	Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2016;

•	Form 10-Q for the quarter ended March 31, 2017, June 30, 2017, September 30, 2017; and

•	Form 8-Ks filed during 2017.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion. At September 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 86,400 employees providing healthcare services in 2,475 locations in 45 states, including 77 long-term acute care hospitals, 19 inpatient rehabilitation hospitals, 16 sub-acute units, 609 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,653 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

About Welsh, Carson, Anderson & Stowe (WCAS)

WCAS focuses its investment activity in two target industries: technology and healthcare. Since its founding in 1979, WCAS has organized 16 limited partnerships with total capital of over $22 billion. The Firm is currently investing an equity fund, Welsh, Carson, Anderson and Stowe XII, L.P., which closed on over $3.3 billion in commitments. WCAS has a current portfolio of approximately twenty companies with 2017 annual revenues totaling over $16 billion. WCAS’s strategy is to partner with outstanding management teams and build value for its investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions. See www.wcas.com to learn more.

About Humana

Humana Inc. is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.

To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.

More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders;

•	Securities and Exchange Commission filings;

•	Most recent investor conference presentations;

•	Quarterly earnings news releases and conference calls;

•	Calendar of events; and

•	Corporate Governance information.

Additional Information and Where to Find It

Kindred will file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger. We urge investors and security holders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Kindred with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when it is available) and other documents filed by Kindred with the SEC relating to the proposed merger for free by accessing Kindred’s website at www.kindredhealthcare.com by clicking on the link for “Investors”, then clicking on the link for “SEC Filings.”